Joint Filer Statement

Name of Joint Filers:

North Bridge Venture Management IV, L.P.

North Bridge Venture Partners IV-A, L.P.

North Bridge Venture Partners IV-B, L.P.

Richard A. D’Amore

Address of Joint Filers:

c/o North Bridge Venture Partners

950 Winter Street, Suite 4600

Waltham, MA 02451

Designated Filer:

NBVM GP, LLC

Issuer and Ticker Symbol:

Starent Networks, Corp (STAR)

Date of Event Requiring Statement:

June 5, 2007

SIGNATURES OF JOINT FILERS

NORTH BRIDGE VENTURE MANAGEMENT IV, L.P.		NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.

By: NBVM GP, LLC, its general partner		By:	North Bridge Venture Management IV, L.P.,
Its general partner

By:	/s/ Edward T. Anderson	By: NBVM GP, LLC, its general partner
Name:	Edward T. Anderson
Title:	Manager
		By:	/s/ Edward T. Anderson
Name: Edward T. Anderson
Title:Manager

NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.

By:	North Bridge Venture Management IV, L.P.,
Its general partner

By: NBVM GP, LLC, its general partner

By:	/s/ Edward T. Anderson	/s/ Richard A. D’Amore
Name:	Edward T. Anderson	RICHARD A. D’AMORE
Title:	Manager